UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_____________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 14, 2023

TEREX CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10702	34-1531521
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

45 Glover Avenue	Norwalk	Connecticut	06850
(Address of Principal Executive Offices)			(Zip Code)

Registrant's telephone number, including area code (203) 222-7170

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.01 par value)	TEX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Terex Corporation (“Terex” or the “Company”) previously disclosed John L. Garrison, Jr. the current Chairman and Chief Executive Officer of the Company would retire from the Company effective January 1, 2024 and would continue as a consultant for the Company from January 1, 2024 through June 30, 2024.

On December 14, 2023, the Company and Mr. Garrison entered into a Consulting Agreement (the “Consulting Agreement”). Pursuant to the Consulting Agreement, Mr. Garrison will receive $540,000 for consulting services provided to the Company in the first six months of 2024. The foregoing description of the Consulting Agreement is qualified in its entirety by reference to the full and complete text of the Consulting Agreement, which is attached hereto and incorporated by reference herein as Exhibit 10.1 to this report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1 Consulting Agreement dated as of December 14, 2023 between Terex Corporation and John L. Garrison, Jr.

104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 18, 2023

TEREX CORPORATION

By: /s/Scott J. Posner
Scott J. Posner
Senior Vice President
General Counsel and Secretary